Exhibit 10.20

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (the “Agreement”), dated as of March 12, 2012, is entered into by and among OncoSec Medical Incorporated (the “Company”) and Rodman & Renshaw, LLC (“Rodman”).   Defined terms not otherwise defined herein shall have the meanings set forth in the Engagement Agreement (as defined below).

WHEREAS, pursuant to an engagement agreement dated January 23, 2012 (the “Engagement Agreement”) the Company engaged the Rodman as its lead or managing underwriter in connection with a proposed placement of registered securities of the Company; and

WHEREAS, the Company and the Placement Agent desire to amend the Engagement Agreement as set forth hereunder.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agrees as follows:

1.                                       Amendments.

a.               Section 1(A)1 shall be amended by adding the following sentence to the end of the section:

“For purposes of clarification, the aggregate amount of the cash fee payable in the Placement shall not exceed 6% of the aggregate gross proceeds raised in the Placement.”

b.              In Section 1(A)2, the first sentence is amended and restated in its entirety to read as follows:

“Such number of warrants (the “Rodman Warrants”) to Rodman or its designees at the Closing to purchase shares of Common Stock equal to 5% of the aggregate number of Shares sold in the Placement (excluding any shares of Common Stock issuable upon exercise of any warrants issued in the Placement)”

c.               In Section 1(A)2, the third sentence is amended and restated in its entirety to read as follows:

“The Rodman Warrants shall not have antidilution protections or be transferable for six months from the date of effectiveness or commencement of sales of the public offering, except as permitted by the Financial Industry Regulatory Authority (“FINRA”) Rule 5110(g), and further, the number of Shares underlying the Rodman Warrants shall be reduced if necessary to comply with FINRA rules or regulations.”

d.              Section 1(A)2 shall be amended by adding the following sentence to the end of the section:

“For purposes of clarification, the aggregate number of shares of Common Stock underlying the warrants issued to FINRA member firms in this Placement shall not exceed 5% of the aggregate number of Shares sold in the Placement (excluding any shares of Common Stock issuable upon exercise of any warrants issued in the Placement).”

e.               In Section 1(B), the last sentence is amended and restated in its entirety to read as follows:

“The Company shall advance Rodman the sum of $25,000 (the “Advance”) as an advance against  Rodman’s actual outside legal expenses upon execution hereof; provided, however, pursuant to FINRA Rule 5110(f)(2)(C), Rodman shall reimburse the Company for any amount of the Advance not actually incurred as an expense.”

2.                                       Miscellaneous.

a.               Except as expressly set forth above, all of the terms and conditions of the Engagement Agreement shall continue in full force and effect after the execution of this Amendment Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein.

b.              This Amendment Agreement may be executed in two or more counterparts and by facsimile signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

[Signature page follows]

[Signature page to ONCS Amendment Agreement]

IN WITNESS WHEREOF, this Agreement is executed as of the date first set forth above.

ONCOSEC MEDICAL INCORPORATED

By:	/s/ Punit Dhillon
Name: Punit Dhillon
Title: President and Chief Executive Officer

RODMAN & RENSHAW, LLC

By:	/s/ John Borer
Name: John Borer
Title: Senior Managing Director